Financial Advisory Agreement

This FINANCIAL ADVISORY AGREEMENT (hereinafter referred to as “this Agreement”) is made and entered into on the 15th day of October 2006 in Beijing.

BETWEEN:

Party A:	(1) BEIJING HOLLYSYS CO., LTD., HANGZHOU HOLLYSYS AUTOMATION CO., LTD. and their shareholders

(2) And any new companies established by the shareholders of Beijing HollySys Co., Ltd. and Hangzhou HollySys Automation Co., Ltd. for the purpose of reverse merger with the target company listed on OTCBB in U.S.

Party B:	UPPER MIX INVESTMENTS LIMITED, and TIME KEEP INVESTMENT LIMITED

WHEREAS:

1.	Party A is incorporated and validly existing under the Company Law of the People’s Republic of China;

2.	Party B is an investment advisory and management company incorporated in British Virgin Island with limited liability; and

3.
Party A is aimed at listing on the U.S. OTCBB and switching to Nasdaq through SPAC model. Party A hence engages Party B as the Financial Advisor to propose plans and advises on the merger and acquisition transaction with SPAC listed on OTCBB in U.S.(hereinafter referred to as “Target Company”) and the switch from OTCBB to Nasdaq after the above transaction.

NOW THEREFORE, Party A and Party B enter into this Agreement through mutual negotiation based on the following conditions:-

1.	COMMITMENT

1.1
Party A has entrusted Party B with privileges to represent in the capacity of Party A’s Financial Advisor in the M&A and NASDAQ listing (hereinafter referred to as “the Transaction”) related procedures for the Target Company.

1.2
Party B, while representing in the capacity as Party A’s Financial Advisor in the Transaction related procedures for the Target Company, is obligated to provide financial advices including but not limited to:

(1)	Get financials of Party A in readiness for audit and asset evaluation;
(2)	Propose sound advices for the Transaction as well as providing feasible business restructuring plans and assisting in the effective implementation of such plan;.
(3)	Cooperate and communicate between Party A and other parties related to the Transaction, including government agencies and intermediate agencies;
(4)	Participate in negotiations with the Target Company as required by Party A;
(5)	Analyze and solve issues raised from the transaction with other parties;
(6)	Conduct any other necessary consulting services related to the Transaction; and
(7)	Arrange Due Diligence on Target Company and other works related to the Transaction.

2.	OBJECTIVE

Party B, as the Financial Advisor of Party A for the Transaction, shall achieve the following objectives:

2.1	Achieving the minimum pricing in common shares received by Party A from Target Company is no less than 16,000,000 (including 16,000,000);
2.2	Party A receiving above 50% interest of equity of Target Company;
2.3	Party A controlling the Board of Directors of Target Company; and
2.4	Listing on Nasdaq upon consummation of the Transaction.

3.	PERIOD OF ENTRUSTMENT

This Agreement shall come into effective upon signature date and expire upon the consummation of the Transaction. During the period of entrustment, Party A agrees that if Party A entrusts any other financial advisory or consulting third parties with any activities related to the Transaction with the Target Company as the Commitment set forth in this Agreement, Party B shall have the right to charge Party A with all the advisory services fee set force in this Agreement.

4.	RIGHTS AND OBLIGATIONS

4.1	Party A’s Rights and Obligations

4.1.1
Party A shall provide valid and completed information and documents necessary for Party B to enforce the Agreement, including but not limited to the documents, accounting information and any information requested by Party B for fulfilling the obligations as the Financial Advisor;

4.1.2	Party A agrees to actively cooperate with Party B to complete entrusted works in time; and

4.1.3	Party A agrees to pay related expenses, including Financial Advisory Fee, etc.

4.2	Party B’s Rights and Obligations

4.2.1
On the need-to basis, Party B shall rectify the financial activities of Party A and the affiliated companies of Party A, prepare Business Plan for the restructuring company, provide reasonable advices on the organization structure, actively prepare documents (both in English and Chinese) related to the Transaction, and facilitate the Transaction for Party A;

4.2.2	Party B shall complete the entrusted works in time and within the period of this Agreement; and

4.2.3	Party B has the right to sub-contract part of the services specified in this Agreement to other Chinese companies designated by Party B.

5.	CONSIDERATION AND TERMS OF PAYMENT

5.1	Financial Advisory Fee

5.1.1	Both Parties agree that the entrance fee payable by the Party A to Party B shall be US$ 50,000;

Both Parties agree that Financial Advisory Fee payable by Party A to Party B upon the consummation of the Transaction shall consist of the following three parts (Consideration of the Transaction comprises of consideration in cash, common shares and contingent incentive shares):

5.1.2	Consideration in cash: shall be 5% of the total cash consideration of the Transaction;

5.1.3	Consideration in common shares: Common shares received by Party A from Target Company is no less than an aggregate of 16,000,000.

(a)
If the sum of common shares received by Party A from Target Company is no less than an aggregate of 16,000,000 (including 16,000,000) and no more than an aggregate of 18,000,000 (including 18,000,000), Party B shall receive 2.222% of the total consideration in common shares;

(b)
If the sum of common shares received by Party A from the Target Company is above an aggregate of 18,000,000 and no more than an aggregate of 18,500,000 (including 18,500,000), Party B shall receive the total shares exceeding 18,000,000 shares plus the shares as set force in
Section 5.1.3(a);

(c)
If the sum of common shares received by Party A from the Target Company is above an aggregate of 18,500,000, Party B shall receive 30% of the total shares exceeding 18,500,000 shares plus the shares as set force in Section 5.1.3(b);

5.1.4	Consideration in contingent incentive shares:

(d)	If Party A receives no more than an aggregate of 5,500,000 incentive warrants from the Target Company, Party A shall not pay any contingent incentive shares as service fee to Party B;

(e)
If Party A receives no more than an aggregate of 6,580,000 contingent incentive shares from the Target Company, Party B shall receive all contingent incentive shares exceeding an aggregate of 5,500,000;

(f)
If Party A receives no less than an aggregate of 6,580,000 contingent incentive shares from the Target Company, Party B shall receive 20% of contingent incentive share exceeding an aggregate of 6,580,000 plus the contingent incentive shares as set force in Section 5.1.4(e).

5.2	Payments

5.2.1
Payment time: On the signature date of this Agreement, Party A shall pay Party B or any party designated by Party B US$50,000 (equivalent to RMB 400,000), the remaining fees shall be paid to Party B or any party designated by Party B on the date Party A receives the consideration and contingent incentive shares.

5.2.2	Payment account: Party B shall designate RMB account or foreign currency account. Party B shall submit the written statement and be liable for any legal disputes in connection with the payment hereto.

5.2.3	The receiver of common shares and contingent incentive shares for commitment shall be the natural person or entity designated by Party B.

5.2.4
The shareholders or management of Party A shall fully pay the consideration to the Party B pursuant to the terms set force in this Agreement. Party A shall take the obligation of payment if its shareholders or management fail to execute this obligation.

5.2.5
The contingent incentive shares consideration should be compulsory, i.e. the arrangement must be clearly described in stock purchase agreement between Target Company and Party A and resolution of board of directors of Target Company. The management of Party A should not abandon such consideration. If The management of Party A abandon the arrangement in contingent incentive shares, Party A should pay to Party B compensation valued as 18% of abandoned contingent incentive share (number shares abandoned multiplied by market price per share as at date of the grant). If Party A does not receive contingent incentive shares because of fail to achieve operating results committed in stock purchase agreement with Target Company, without positive abandon, Party A and the management of Party A will not compensate to Party B.

5.3	Traveling expenses

Party A shall pay traveling expenses occurred by Party B in connection with this Transaction and fulfillment of the Agreement. Party B shall get consent from Party A prior to incurrence of the expenses and apply for reimbursement of the actual expenditures to Party A after incurrence.

6.	CONFIDENTIALITY

Each Party shall maintain the confidentiality of this Agreement and all documents acquired based on this Agreement. Each Party shall make efforts to urge any affiliate parties to maintain the confidentiality of this Agreement and documents hereof. Without the consent of the other Party hereto, neither Party hereto may release or disclose any information, document and data concerning this Agreement (save disclosure to their respective legal counsel or financial consultant for this M&A purpose or that required by Law). Subject to the approval from the other Party, related Confidential Information may be disclosed to the third party who enters into a confidential agreement and takes the obligation of confidentiality. All documentation, manuals and specific materials developed by Party B on behalf of Party A in connection with the services rendered under this Agreement shall owned by Party A. Documents (including this Agreement) provided pursuant to this Agreement shall only be disclosed to any third party with the Parties consent. Meanwhile, the disclosure shall specify purpose and confidentiality obligation under Article 6 herein.

7.	FORCE MAJEURE

Should either Party be prevented from performing its obligations under this Agreement in whole by an event of force majeure, such as acts of God, adjustments in government policies or for any reasons without any Party’s fault, it shall not be liable to any responsibilities under this Agreement.

8.	DEFAULT

Each Party shall abide by this Agreement strictly, and it shall constitute a default, if either Party is in breach of any provision of this Agreement. The defaulting Party shall be liable to compensate all the losses suffered by the non-defaulting Party as a result of such breach.

9.	DISPUTE RESOLUTION AND GOVERNING LAW

9.1
Any dispute arising out of this Agreement shall be resolved by both Parties through mutual negotiation. If both Parties could not reach an agreement, either Party may initiate legal action in the competent court.

9.2	This Agreement shall be signed, governed, construed, performed, and dispute resolved and judged by and in accordance with the laws of PRC.

10.	EFFECTIVENESS

This Agreement shall be effective on the date of endorsement by each Party or its authorized representative and hence be binding on each Party.

11.	AMENDMENT, TERMINATION, SUPPLIMENT

11.1
Any amendment to this Agreement shall be negotiated by all the Parties and shall only become effective upon a written amendment agreement being reached. Should Parties fail to reach an agreement, this Agreement shall remain effective. No modification or amendment or waiver to this Agreement will be effective unless being signed by each of the parties in writing.

11.2	Should either Party is in breach of this Agreement, the non-defaulting Party is entitled to terminate this Agreement.

11.3	Should both Parties agree to terminate this Agreement, a written agreement shall be reached.

11.4
After effective date of this Agreement, each Party shall perform its responsibilities in accordance with this Agreement. A supplemental agreement regarding to matters not yet stipulated herein or need adjustment may be reached in consensus through negotiation by both Parties. The supplemental agreement or appendices to this Agreement shall form an integral part of this Agreement and shall have the same force as this Agreement itself.

12.	MISCELLANEOUS

12.1	Each Party to this Agreement shall provide all and any necessary documents and take all and any necessary actions to fulfill the purposes hereunder.

12.2
The convents of this Agreement include the warranty and commitment set force in this Agreement. If this Agreement can not be fulfilled completely in time, these convents will continue in full force and effect.

12.3	Both Parties shall have adequate knowledge and full understanding of the essence nature and legal meaning of all provisions of this Agreement.

12.4	The entire agreement, warranty and commitment constitute this Agreement, which replaces and supersedes all prior, written or oral communication, negotiation, warranty and agreements.

12.5	The titles and headings of all paragraphs are inserted for convenience only and shall not be utilized in construing any meaning hereunder.

12.6	This Agreement is executed in four copies and Party A and Party B each keeps two of them.

IN WITNESS whereof this Agreement has been executed on the day and year first above written.

SIGNED by

Party A

for and on behalf of
Beijing HollySys Co, Ltd.
The legal representative or authorized representative
/s/ Wang Changli
Wang Changli

for and on behalf of
Hangzhou HollySys Automation Co, Ltd.
The legal representative or authorized representative
/s/ Wang Changli
Wang Changli

Signature Date: October 15, 2005

SIGNED by

Party B

for and on behalf of

Upper Mix Investment Limited
The legal representative or authorized representative
/s/ Song Xuesong
Song Xuesong

for and on behalf of
Time keep Investment Limited
The legal representative or authorized representative
/s/ Song Xuesong
Song Xuesong

Signature Date: October 15, 2005